UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2025
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2025, The Trade Desk, Inc. (the “Company”) announced the appointment of Vivek Kundra, age 50, as the Company’s chief operating officer. Mr. Kundra’s appointment as the Company’s chief operating officer will be effective as of March 31, 2025.
Mr. Kundra will be joining the Company from project44, a supply-chain management company, where he served as the president and chief operating officer from February 2022 to March 2025. From May 2018 to February 2022, Mr. Kundra served as the chief operating officer of Sprinklr, Inc., a customer experience management platform. Previously, Mr. Kundra was an executive vice president at Salesforce, Inc., a cloud-based software company, from January 2012 to January 2017. Mr. Kundra was appointed as the first U.S. Chief Information Officer by President Barack Obama, serving from February 2009 to August 2011. He holds a B.S. in Psychology from the University of Maryland and an M.S. in Management Information Systems the University of Maryland, and is a graduate of the University of Virginia’s Sorensen Institute of Political Leadership.
There are no arrangements or understandings between Mr. Kundra and any other persons pursuant to which he was appointed as the chief operating officer of the Company. There are no family relationships between Mr. Kundra and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Kundra pursuant to Item 404(a) of Regulation S K.
The Company also entered into an offer letter and an employment agreement with Mr. Kundra, and will enter into its standard form of indemnification agreement with Mr. Kundra. The offer letter with Mr. Kundra provides for, among other things, (i) a signing bonus of $600,000 and (ii) a grant of a time-based restricted stock award for shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), and a stock option to purchase shares of Class A Common Stock, with an aggregate target equity amount of $12.5 million. The employment agreement with Mr. Kundra provides for, among other things, (i) a base salary of $600,000 and (ii) an initial target annual bonus of $600,000.
The foregoing summary of the offer letter and employment agreement does not purport to be complete and is qualified in its entirety by the full text of the offer letter and employment agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2025.
A copy of the press release announcing the chief operating officer appointment is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of the Company, dated March 12, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: March 12, 2025	By:	/s/ Laura Schenkein
Laura Schenkein
Chief Financial Officer (Principal Financial and Accounting Officer)